          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2001
                                                    REGISTRATION NO. ___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                               KOMAG, INCORPORATED
             (Exact name of registrant as specified in its charter)
                               ------------------

                 DELAWARE                                           94-2914864
---------------------------------------------                   -------------------
(State or other jurisdiction of incorporation                    (I.R.S. Employer
             or organization)                                   Identification No.)

                             1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                    (Address of Principal Executive Offices)
                               ------------------

                  1988 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                 1997 SUPPLEMENTAL STOCK OPTION PLAN, AS AMENDED
                   1987 RESTATED STOCK OPTION PLAN, AS AMENDED
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                               ------------------

                                  THIAN HOO TAN
                             CHIEF EXECUTIVE OFFICER
                             1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000
            (Name, address and telephone number of agent for service)
                               ------------------

                                    Copy to:
                             KATHLEEN B. BLOCH, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                               ------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                                 PROPOSED           PROPOSED
       TITLE OF                                                  MAXIMUM             MAXIMUM               AMOUNT
      SECURITIES                              AMOUNT             OFFERING           AGGREGATE                OF
         TO BE                                TO BE              PRICE PER           OFFERING           REGISTRATION
     REGISTERED (1)                         REGISTERED           SHARE(2)            PRICE(2)               FEE
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par                        136,963          $    0.125          $17,120.38          $     4.28
  value, issuable pursuant to 1988
  Employee Stock Purchase
  Plan, as amended
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par                      3,463,037          $    0.125          $432,879.62         $   108.22
  value, issuable pursuant to 1997
  Supplemental Stock
  Option Plan, as amended
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par                      3,000,000          $    0.125          $  375,000          $    93.75
  value, issuable pursuant to 1987
  Restated Stock Option
  Plan, as amended
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par                      2,000,000          $    0.125          $  250,000          $    62.50
  value, issuable pursuant
  to 2001 Employee Stock
  Purchase Plan
--------------------------------------------------------------------------------------------------------------------
TOTAL                                        8,600,000                  --          $1,075,000          $   268.75
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1988 Employee Stock Purchase Plan, 1997 Supplemental Stock Option Plan, 1987 Amended Stock Option Plan, and 2001 Employee Stock Purchase Plan ("Plans") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Shares reserved for issuance pursuant to the Plans. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the common stock on July 26, 2001, as reported on the Nasdaq National Market.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission:

        (a) Komag, Incorporated's ("Komag's") Form 10-K Annual Report for the fiscal year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended April 1, 2001.

        (b) All documents subsequently filed by Komag pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters with respect to the shares will be passed upon by Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Komag's bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.


         Exhibit
         Number
         ------
           4.1       1988 Employee Stock Purchase Plan, as amended

           4.2       1997 Supplemental Stock Option Plan, as amended

           4.3       1987 Restated Stock Option Plan, as amended

           *4.4      2001 Employee Stock Purchase Plan and Form Option Agreement

           5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation.

           23.1      Consent of Ernst & Young LLP, Independent Auditors.

           23.2      Consent of Counsel (Contained in Exhibit 5.1 above).

           24.1      Power of Attorney (see page II-3).

---------------------

        * Incorporated by reference to exhibits filed with Schedule 14A/the Proxy Statement for the Annual Meeting of Stockholders for 2001.

Item 9. Undertakings.

        (a)     Komag hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Komag hereby undertakes that, for purposes of determining any liability under the Securities Act 1933, each filing of Komag's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Komag pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Komag, indemnification agreements entered into between Komag and its officers and directors, or otherwise, Komag has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Komag in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Komag will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act 1933, Komag certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 7th day of August 2001.



                                      KOMAG, INCORPORATED


                                      By: /s/ THIAN HOO TAN
                                          -------------------------------------
                                          THIAN HOO TAN
                                          CHIEF EXECUTIVE OFFICER AND DIRECTOR


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Thian Hoo Tan, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                             CAPACITY                                  DATE
-------------------------------------           -------------------------------------------           ---------------
/s/ THIAN HOO TAN                               Chief Executive Officer and Director                  August 7, 2001
------------------------------------
Thian Hoo Tan


/s/ EDWARD H. SIEGLER                           Vice President,                                       August 7, 2001
------------------------------------            Chief Financial Officer and Secretary
Edward H. Siegler


/s/ KATHLEEN A. BAYLESS                         Vice President,                                       August 7, 2001
------------------------------------            Corporate Controller and Assistant Secretary
Kathleen A. Bayless


/s/ CHRIS A. EYRE                               Chairman of the Board                                 August 7, 2001
------------------------------------
Chris A. Eyre


/s/ DONALD BEADLE                               Director                                              August 7, 2001
------------------------------------
Donald Beadle


/s/ GEORGE NEIL                                 Director                                              August 7, 2001
------------------------------------
George Neil


/s/ RONALD SCHAUER                              Director                                              August 7, 2001
------------------------------------
Ronald Schauer


/s/ ANTHONY SUN                                 Director                                              August 7, 2001
------------------------------------
Anthony Sun


/s/ HARRY VAN WICKLE                            Director                                              August 7, 2001
------------------------------------
Harry Van Wickle

                                 EXHIBIT INDEX


         Exhibit
         Number
         ------
           4.1       1988 Employee Stock Purchase Plan, as amended

           4.2       1997 Supplemental Stock Option Plan, as amended

           4.3       1987 Restated Stock Option Plan, as amended

           *4.4      2001 Employee Stock Purchase Plan and Form Option Agreement

           5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation.

           23.1      Consent of Ernst & Young LLP, Independent Auditors.

           23.2      Consent of Counsel (Contained in Exhibit 5.1 above).

           24.1      Power of Attorney (see page II-3).

---------------------

        * Incorporated by reference to exhibits filed with Schedule 14A/the Proxy Statement for the Annual Meeting of Stockholders for 2001.